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INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Pre-Effective Amendment No.1 to Registration Statement No. 333-59362 of USA Capital First Trust Deed Fund, LLC of our report dated April 6, 2001 appearing in the Prospectus, which is part of the Registration Statement, and to the reference to us under the heading "Experts" in the Prospectus.

BEADLE, MCBRIDE & REEVES, LLP

Las Vegas, Nevada
December 31, 2001

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INDEPENDENT AUDITORS' CONSENT